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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 25, 2000, except as to Note 13, which is as of February 16, 2000, relating to the financial statements and financial statement schedule, which appears in Compaq Computer Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


   /s/ PRICEWATERHOUSECOOPERS LLP
   ----------------------------------
       PricewaterhouseCoopers LLP

       Houston, Texas
       May 10, 2000